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                                                                    EXHIBIT 10.5

                          LOAN AND SECURITY AGREEMENT
                              CORILLIAN CORPORATION

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                                TABLE OF CONTENTS

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                                                                            PAGE
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
 1 ACCOUNTING AND OTHER TERMS                                                  1
 2 LOAN AND TERMS OF PAYMENT                                                   1
      2.1   Credit Extensions                                                  1
      2.2   Overadvance                                                        2
      2.3   Interest Rate, Payments                                            2
      2.4   Fees                                                               3
 3 CONDITIONS OF LOANS                                                         3
      3.1   Conditions Precedent to Initial Credit Extension                   3
      3.2   Conditions Precedent to all Credit Extensions                      3
 4 CREATION OF SECURITY INTEREST                                               3
      4.1   Grant of Security Interest                                         3
 5 REPRESENTATIONS AND WARRANTIES                                              4
      5.1   Due Organization and Authorization                                 4
      5.2   Collateral and Other Assets                                        4
      5.3   Litigation                                                         4
      5.4   No Material Adverse Change in Financial Statements                 4
      5.5   Solvency                                                           4
      5.6   Regulatory Compliance                                              5
      5.7   Subsidiaries                                                       5
      5.8   Full Disclosure                                                    5
 6 AFFIRMATIVE COVENANTS                                                       5
      6.1   Government Compliance                                              5
      6.2   Financial Statements, Reports, Certificates                        5
      6.3   Inventory; Returns                                                 6
      6.4   Taxes                                                              6
      6.5   Insurance                                                          6
      6.6   Deposit/Investment Account                                         6
      6.7   Financial Covenants                                                6
      6.8   Further Assurances                                                 7
 7 NEGATIVE COVENANTS                                                          7
      7.1   Dispositions                                                       7
      7.2   Changes in Business, Ownership, Management or Business Locations   7
      7.3   Mergers or Acquisitions                                            7
      7.4   Indebtedness                                                       7
      7.5   Encumbrance                                                        7
      7.6   Distributions; Investments                                         8
      7.7   Transactions with Affiliates                                       8
      7.8   Compliance                                                         8
 8 EVENTS OF DEFAULT                                                           8
      8.1   Payment Default                                                    8
      8.2   Covenant Default                                                   8
      8.3   Material Adverse Change                                            8
      8.4   Attachment                                                         8
      8.5   Insolvency                                                         9
      8.6   Other Agreements                                                   9
      8.7   Judgments                                                          9
      8.8   Misrepresentations                                                 9
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                                        i

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
 9 BANK'S RIGHTS AND REMEDIES                                                  9
      9.1   Rights and Remedies                                                9
      9.2   Power of Attorney                                                 10
      9.3   Accounts Collection                                               10
      9.4   Bank Expenses                                                     10
      9.5   Bank's Liability for Collateral                                   11
      9.6   Remedies Cumulative                                               11
      9.7   Demand Waiver                                                     11
10 NOTICES                                                                    11
11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER                                 11
12 GENERAL PROVISIONS                                                         11
      12.1   Successors and Assigns                                           11
      12.2   Indemnification                                                  12
      12.3   Time of Essence                                                  12
      12.4   Severability of Provision                                        12
      12.5   Amendments in Writing, Integration                               12
      12.6   Counterparts                                                     12
      12.7   Survival                                                         12
      12.8   Confidentiality                                                  12
      12.9   Attorneys' Fees, Costs and Expenses                              13
13 DEFINITIONS                                                                13
      13.1   Definitions                                                      13


                                       ii

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     THIS LOAN AND SECURITY AGREEMENT dated November 9, 2000, between SILICON
VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 11000 S. W. Stratus, Suite 170, Beaverton, OR 97008-7113 and CORILLIAN CORPORATION ("Borrower"), whose address is 3855 S.W. 153rd Drive, Beaverton, OR 97006, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1    ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2    LOAN AND TERMS OF PAYMENT

2.1  CREDIT EXTENSIONS.

     Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 REVOLVING ADVANCES.

     (a) Bank will make Advances not exceeding (i) the Committed Revolving Line, minus (ii) the principal balance outstanding under the Committed Equipment Line. However, if Borrower's Adjusted Quick Ratio falls below 3.0:1.0, Advances under the Committed Revolving Line shall not exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, minus (ii) the principal balance outstanding under the Committed Equipment Line. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

     (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

     (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2 EQUIPMENT ADVANCES.

     (a) Through November 9, 2001 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding (i) the Committed Equipment Line, minus (ii) the principal balance outstanding under the Committed Revolving Line. The Equipment Advances may be used to finance Eligible Equipment purchased within 120 days of the Equipment Advance and may not exceed 100% of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense. The Equipment Advances may also be used to finance Eligible Equipment purchased more than 120 days prior to the date of the Equipment Advance; however, such Equipment Advances may not exceed 75% of the net book value of the applicable equipment. Other Equipment may constitute up to 25% of each Equipment Advance for equipment purchased within 120 days of the date of the Equipment Advance. Equipment Advances shall be in the minimum amount of $250,000.


PAGE 1 - LOAN AND SECURITY AGREEMENT

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     (b) Interest accrues from the date of each Equipment Advance at the rate in
Section 2.3 (a) and is payable monthly until the Equipment Availability End Date occurs. Equipment Advances shall be repaid as follows:

          (i) Prime Rate Option: If Borrower selects the Prime Rate pricing option, Borrower shall repay the amount of principal drawn in forty-seven
     (47) equal monthly payments of principal plus accrued interest and one final payment of all outstanding principal and accrued interest.

          (ii) Fixed Rate Option: If Borrower selects the fixed rate pricing option, Borrower shall repay the amount of principal drawn in forty-seven
     (47) equal monthly payments including both principal and interest, and one final payment of all outstanding principal and accrued interest.

     (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

     (d) Bank's obligation to lend the undisbursed portion of the Committed Equipment Line will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.2  OVERADVANCE.

     If Borrower's Obligations under Sections 2.1.1 and 2.1.2 together exceed $5,000,000, or the amount available pursuant to Sections 2.1.1 and 2.1.2, Borrower must immediately pay in cash to Bank the excess.

2.3  INTEREST RATE, PAYMENTS.

     (a) Interest Rate. Advances under the Committed Revolving Line accrue interest on the outstanding principal balance at a per annum rate of 0.50% above the Prime Rate. Equipment Advances under the Committed Equipment Line accrue interest at a per annum rate of (i) 1.00% above the Prime Rate, or (ii) 3.50% above the applicable rate for U.S. Treasury securities of equal maturity. The Borrower shall select the Prime Rate option or fixed rate option at the same time notice is provided pursuant to Section 2.1.4(c). After an Event of Default, Obligations accrue interest at 5.00% above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

     (b) Payments. Interest due on the Committed Revolving Line is payable on the first of each month. Principal and interest due on the Equipment Advances are payable on the first of each month. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

     (c) Permitted Prepayment of Loans. Borrower shall have the option to prepay the Equipment Advances advanced by Bank under this Agreement, provided Borrower
(i) provides written notice to Bank of its election to prepay the Equipment Advances at least fifteen (15) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all accrued unpaid interest with respect to the Equipment Advances; (B) a prepayment fee equivalent to 3.0% of the amount prepaid in the first twelve (12) months; 2.0% of the amount prepaid in the second twelve (12) months; and 1.0% of the amount prepaid in the third twelve
(12) months; and (C) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.


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2.4  FEES.

     Borrower will pay:

     (a) Loan Fee. A fully earned, non-refundable loan fee of 0.50% of the Committed Revolving Line ($25,000).

     (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due. Attorneys' fees associated with the preparation of this Agreement shall be limited to $3,000; however, Borrower acknowledges that any future attorneys' fees incurred by Bank in connection with the administration or modification of this Agreement shall not be included in this amount. In the event of any action or proceeding arising out of the Loan Documents, attorneys' fees shall be allocated in accordance with Section 12.9 below.

3    CONDITIONS OF LOANS

3.1  CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

     Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2  CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

     Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

     (a) timely receipt of any Payment/Advance Form; and

     (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4    CREATION OF SECURITY INTEREST

4.1  GRANT OF SECURITY INTEREST.

     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations. Borrower does not grant Bank a security interest in, or lien on, its Intellectual Property. Borrower agrees not to grant a security interest in its Intellectual Property to any Person, or to sell, transfer, assign, mortgage, pledge, lease or encumber such Intellectual Property, without the prior written consent of Bank so long as this Agreement, as amended or modified, remains in effect.


PAGE 3 - LOAN AND SECURITY AGREEMENT
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5    REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

5.1  DUE ORGANIZATION AND AUTHORIZATION.

     Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2  COLLATERAL AND OTHER ASSETS.

     Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3  LITIGATION.

     Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4  NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5  SOLVENCY.

     The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.


PAGE 4 - LOAN AND SECURITY AGREEMENT
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5.6 REGULATORY COMPLIANCE.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7 SUBSIDIARIES.

     Except as shown in the Schedule, Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 FULL DISCLOSURE.

     No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6 AFFIRMATIVE COVENANTS

     Borrower will do all of the following:

6.1 GOVERNMENT COMPLIANCE.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

     (a) Borrower will deliver to Bank: (i) as soon as available, but no later than five (5) days after filing with the Securities and Exchange Commission, Borrower's 10-Q quarterly report and a Compliance Certificate in the form of the attached Exhibit C; (ii) as soon as available, but no later than five (5) days after filing with the Securities and Exchange Commission Borrower's annual 10-K report and a Compliance Certificate in the form of the attached Exhibit C for the quarterly period then ending; (iii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied,


PAGE 5 - LOAN AND SECURITY AGREEMENT

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together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

     (b) If the Borrowing Base applies pursuant to Section 2.1.1, Borrower will deliver to Bank within 20 days of the end of each month (i) a Borrowing Base Certificate in the form of Exhibit D attached, (ii) an accounts receivable aging, (iii) an accounts payable aging, and (iv) within 20 days after the end of each month, Borrower shall deliver to Bank a deferred revenue listing.

     (c) If more than $500,000 is outstanding under the Committed Revolving Line at any one time, Bank shall have the right to audit Borrower's Collateral annually at Borrower's expense.

     (d) Within five (5) days of filing with the Securities and Exchange Commission, Borrower shall deliver copies of any filings with the Securities and Exchange Commission not listed in 6.2(a) above.

6.3 INVENTORY; RETURNS.

     Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $100,000.

6.4 TAXES.

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5 INSURANCE.

     Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6 DEPOSIT/INVESTMENT ACCOUNT.

     Borrower will exercise their best efforts to maintain a deposit or investment account with Bank in a minimum amount of $1,000,000. Failure to maintain such an account shall not constitute an Event of Default.

6.7 FINANCIAL COVENANTS.

     Borrower will maintain as of the last day of each quarter:

               (i) Adjusted Quick Ratio. A ratio of (i) Quick Assets to (ii) Current Liabilities, less deferred revenue plus the long-term portion of all outstanding Equipment Advances, of at least 2.0:1.0. Once Borrower has maintained a Debt Service Coverage Ratio of 2.0:1.0 for two consecutive quarters, the Adjusted Quick Ratio will be amended to eliminate the long-term portion of all


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          Equipment Advances. Concurrently, a Debt Service Coverage Ratio
          covenant of 2.0:1.0 will be implemented.

               (ii) Tangible Net Worth. A minimum Tangible Net Worth of not less than $30,000,000.

6.8 FURTHER ASSURANCES.

     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7 NEGATIVE COVENANTS

     Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld:

7.1 DISPOSITIONS.

     Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank) of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.3 MERGERS OR ACQUISITIONS.

     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 INDEBTEDNESS.

     Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 ENCUMBRANCE.

     Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.


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7.6 DISTRIBUTIONS; INVESTMENTS.

     Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7 TRANSACTIONS WITH AFFILIATES.

     Directly or indirectly enter into or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8 COMPLIANCE.

     Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8 EVENTS OF DEFAULT

     Any one of the following is an Event of Default:

8.1 PAYMENT DEFAULT.

     If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 COVENANT DEFAULT.

     If Borrower violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3 MATERIAL ADVERSE CHANGE.

     If there (i) occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations.

8.4 ATTACHMENT.

     If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's


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

assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5 INSOLVENCY.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6 OTHER AGREEMENTS.

     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7 JUDGMENTS.

     If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8 MISREPRESENTATIONS.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9 BANK'S RIGHTS AND REMEDIES

9.1 RIGHTS AND REMEDIES.

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name,


PAGE 9 - LOAN AND SECURITY AGREEMENT
trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

     (g) Dispose of the Collateral according to the Code.

9.2 POWER OF ATTORNEY.

     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3 ACCOUNTS COLLECTION.

     When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 BANK EXPENSES.

     If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default. Pursuant to ORS 746.201, following is a statutory notice regarding insurance coverage:

                                     WARNING

     Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

          You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

          The coverage we purchase may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.


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

9.5 BANK'S LIABILITY FOR COLLATERAL.

     If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 REMEDIES CUMULATIVE.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 DEMAND WAIVER.

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10 NOTICES

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     Oregon law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Multnomah County, Oregon.

     BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

12 GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS.

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the


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

consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2 INDEMNIFICATION.

     Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3 TIME OF ESSENCE.

     Time is of the essence for the performance of all obligations in this Agreement.

12.4 SEVERABILITY OF PROVISION.

     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 AMENDMENTS IN WRITING, INTEGRATION.

     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 SURVIVAL.

     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 CONFIDENTIALITY.

     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.


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

12.9 ATTORNEYS' FEES, COSTS AND EXPENSES.

     In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13 DEFINITIONS

13.1 DEFINITIONS.

     In this Agreement:

     "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

     "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BORROWING BASE" is 80% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate.

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "CLOSING DATE" is the date of this Agreement.

     "CODE" is the Oregon Uniform Commercial Code.

     "COLLATERAL" is the property described on Exhibit A.

     "COMMITTED EQUIPMENT LINE" is an Equipment Advance of up to $5,000,000 (Equipment Advances reduce availability under the Committed Revolving Line by the principal amount).

     "COMMITTED REVOLVING LINE" is an Advance for working capital purposes of up to $5,000,000 (Advances reduce availability under the Committed Equipment Line by the principal amount).

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the


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

stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "CREDIT EXTENSION" is each Advance, Equipment Advance, or any other extension of credit by Bank for Borrower's benefit.

     "DEBT SERVICE COVERAGE RATIO" means (i) quarterly earnings before interest, depreciation and amortization, divided by (ii) 25% of the current maturities of long-term debt, plus interest for the quarter.

     "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

     (a) Accounts that the account debtor has not paid within 90 days of invoice date;

     (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

     (c) Credit balances over 90 days from invoice date;

     (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

     (e) Accounts for which the account debtor does not have its principal place of business in the United States;

     (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

     (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

     (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

     (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

     (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (k) Accounts for which Bank reasonably determines collection to be doubtful.

     "ELIGIBLE EQUIPMENT" is general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects. All Equipment financed with the proceeds of Equipment Advances may be new or used equipment.


PAGE 14 - LOAN AND SECURITY AGREEMENT

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "EQUIPMENT ADVANCE" is defined in Section 2.1.2.

     "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.2.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

     "GAAP" is generally accepted accounting principles.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INTELLECTUAL PROPERTY" is defined in the attached Exhibit A.

     "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

     "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and transferable software licenses, other soft costs, including sales tax, freight, and installation expense, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property. Unless otherwise agreed to by Bank: not more than 25% of the Equipment financed with the proceeds of each Equipment Advance shall consist of Other Equipment.

     "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.


PAGE 15 - LOAN AND SECURITY AGREEMENT

     "PERMITTED INDEBTEDNESS" is:

     (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

     (b) Indebtedness existing on the Closing Date and shown on the Schedule;

     (c) Indebtedness to trade creditors incurred in the ordinary course of business; and

     (d) Indebtedness secured by Permitted Liens.

     "PERMITTED INVESTMENTS" are:

     (a) Investments shown on the Schedule and existing on the Closing Date; and

     (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

     "PERMITTED LIENS" are:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

     (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

     (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

     (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "QUICK ASSETS" is on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "REVOLVING MATURITY DATE" is November 9, 2001.

     "SCHEDULE" is any attached schedule of exceptions.


PAGE 16 - LOAN AND SECURITY AGREEMENT

     "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

     "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

     "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER:

CORILLIAN CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


BANK:

SILICON VALLEY BANK


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


PAGE 17 - LOAN AND SECURITY AGREEMENT

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                                    EXHIBIT A

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     All copyright rights, copyright applications, copyright registration and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Borrower has agreed not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, as defined below, without Bank's prior written consent.

     Notwithstanding the foregoing, the Collateral shall not be deemed to include any (i) software, documentation, manuals or other works of authorship, ideas, inventions, processes, designs, trademarks, technology, information, and materials created, written or developed by Borrower, either before or after the date of this Agreement; or (ii) any intellectual property rights associated with such works, including without limitation patents, patent rights, copyrights, trademark rights, trade secret rights, trade dress rights, and all rights to use, execute, reproduce, display, perform, distribute copies of, modify and prepare derivative works based on such works (collectively, the "Intellectual Property"), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts (i.e. accounts receivable) of Borrower, or general intangibles consisting


PAGE 1 - EXHIBIT A
of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.


PAGE 2 - EXHIBIT A

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION                     DATE: __________________

FAX#: (408)496-2426                                     TIME: __________________

FROM: CORILLIAN CORPORATION
      CLIENT NAME (BORROWER)

REQUESTED BY:
              --------------------------
              AUTHORIZED SIGNER'S NAME


AUTHORIZED SIGNATURE:
                      ------------------
PHONE NUMBER: __________________________

FROM ACCOUNT # _________________________   TO ACCOUNT # ________________________

REQUESTED TRANSACTION TYPE         REQUESTED DOLLAR AMOUNT
--------------------------         -----------------------
PRINCIPAL INCREASE (ADVANCE)       $____________________________________________

PRINCIPAL PAYMENT (ONLY)           $____________________________________________

INTEREST PAYMENT (ONLY)            $____________________________________________

PRINCIPAL AND INTEREST (PAYMENT)   $____________________________________________

OTHER INSTRUCTIONS: ____________________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

                                  BANK USE ONLY

TELEPHONE REQUEST:

     The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

-------------------------------------   ----------------------------------------
         Authorized Requester                          Phone #

-------------------------------------   ----------------------------------------
          Received By (Bank)                           Phone #


                                        ----------------------------------------
                                              Authorized Signature (Bank)


PAGE 1 - EXHIBIT B

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK
    3003 Tasman Drive
    Santa Clara, CA 95054

FROM: CORILLIAN CORPORATION

     The undersigned authorized officer of CORILLIAN CORPORATION ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                     REQUIRED                  COMPLIES
------------------                                     --------                  --------
Quarterly 10-Q Report                      Quarterly within 5 days of filing &   Yes   No
                                           Comp.Cert.
Annual (Audited) Financial Statement       FYE within 120 days                   Yes   No
Annual 10-K Report & Comp. Cert.           Annually within 5 days of filing      Yes   No
Deferred Revenue Listing                   Monthly within 20 days of month-end   Yes   No
All SEC filings other than 10-Q and 10-K   Within 5 days of filing               Yes   No
A/R & A/P Agings(1)                        Monthly within 20 days                Yes   No
A/R Audit(2)                               Annual                                Yes   No
Borrowing Base Certificate(1)              Monthly within 20 days                Yes   No

FINANCIAL COVENANTS                        REQUIRED    ACTUAL   COMPLIES
-------------------                      -----------   ------   --------
Maintain on a Quarterly Basis:
Tangible Net Worth:                      $30,000,000            Yes   No
Minimum Adjusted Quick Ratio(3)            2.00:1.00    :1.00   Yes   No
Minimum Debt Service Coverage Ratio(3)     2.00:1.00    :1.00   Yes   No

----------
(1)  Required when Borrowing Base is applicable.

(2) Required if more than $500,000 is outstanding under the Committed Revolving Line at any one time.

(3) Once Borrower has maintained a Debt Service Coverage Ratio of 2.0:1.0 for two consecutive quarters, the Adjusted Quick Ratio will be amended to eliminate the principal outstanding under all Equipment Advances. Concurrently, a Debt Service Coverage Ratio covenant of 2.0:1.0 will be implemented.

     PAGE 1 -- EXHIBIT C


PAGE 1 - EXHIBIT C

COMMENTS REGARDING EXCEPTIONS: See Attached.

Sincerely,

CORILLIAN CORPORATION


-------------------------------------
SIGNATURE

-------------------------------------
TITLE

-------------------------------------
DATE


BANK USE ONLY


Received by:
             ------------------------


-------------------------------------
         AUTHORIZED SIGNER
Date:
      -------------------------------


Verified:
          ---------------------------
               AUTHORIZED SIGNER
Date:
      -------------------------------
Compliance Status: Yes No


PAGE 2 - EXHIBIT C

                                    EXHIBIT D

                           BORROWING BASE CERTIFICATE

Borrower: Corillian Corporation                    Lender: Silicon Valley Bank
                                                           3003 Tasman Drive
                                                           Santa Clara, CA 95054

Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE
   1. Accounts Receivable Book Value as of _____           $____________________
   2. Additions (please explain on reverse)                $____________________
   3. TOTAL ACCOUNTS RECEIVABLE                            $____________________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
    4. Amounts over 90 days due                            $____________________
    5. Balance of 50% over 90 day accounts                 $____________________
    6. Credit balances                                     $____________________
    7. Concentration Limits                                $____________________
    8. Foreign Accounts                                    $____________________
    9. Governmental Accounts                               $____________________
   10. Contra Accounts                                     $____________________
   11. Promotion or Demo Accounts                          $____________________
   12. Intercompany/Employee Accounts                      $____________________
   13. Other (please explain on reverse)                   $____________________
   14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                $____________________
   15. Eligible Accounts (#3 minus #14)                    $____________________
   16. LOAN VALUE OF ACCOUNTS (80% of #15)                 $____________________

BALANCES
   17. Maximum Loan Amount                                 $____________________
   18. Total Funds Available [Lesser of #17 or #16, less
       Equipment Advances outstanding]                     $____________________
   19. Present balance owing on Line of Credit             $____________________
   20. RESERVE POSITION (#18 minus #19)                    $____________________

     The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

Corillian Corporation


By:
    ---------------------------------
             Authorized Signer


BANK USE ONLY


Rec'd By:
          ---------------------------
                  Auth. Signer
Date:
      -------------------------------


Verified:
          ---------------------------
                 Auth. Signer


PAGE 1 - EXHIBIT D

Date:
      -------------------------------


PAGE 2 - EXHIBIT D

                                    SCHEDULE

Schedule for Section 5.3

1. S1 Corporation vs. Corillian Corporation: Legal proceedings are disclosed in the Borrower's Form 10-Q, filed on August 14, 2000.

Schedule for Section 5.7

1. Investment in e-Banc LLC: The Borrower's investment in e-Banc LLC is disclosed in the Borrower's Form 10-Q, filed on August 14, 2000.

2. Warrant to purchase 160,000 shares of Yodlee.com, a privately held entity in the business of data aggregation services.


PAGE 1 - SCHEDULE

                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of December 26, 2000, by and between Corillian Corporation ("Borrower") and Silicon Valley Bank ("Bank").

     1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated November 9, 2000, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

     2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement. In addition, Borrower has agreed not to encumber any of its Intellectual Property pursuant to that certain Negative Pledge Agreement, dated November 9, 2000.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

     3. DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. Subsection 6.2 entitled "Financial Statement, Reports, Certificates" is hereby amended in part to provide that Borrower will provide to Bank, as soon as available, but no later than forty-five (45) days after the last day of each quarter, company prepared consolidated and consolidating balance sheet and income statement covering Borrower's consolidated and consolidating operations during the period, in a form acceptable to Bank and certified by a Responsible Officer.

          2. Notwithstanding anything to the contrary contained in Section 7 entitled "Negative Covenants", Bank hereby acknowledges and consents to Borrower's all stock acquisition of Hatcher Association, Inc., which will become a wholly owned subsidiary of Borrower.

          3. The following term defined in Section 13.1 entitled "Definitions" is hereby amended as follows:

               "Tangible Net Worth" is, on any date, the total assets of Borrower minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as amortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, (c) all investments and all loans in Subsidiaries, and (d) reserves not already deducted from assets, and (ii) Total Liabilities.

     4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

     5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

     6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK

CORILLIAN CORPORATION                   SILICON VALLEY BANK


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                     [LOGO]

                               SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:       CORILLIAN CORPORATION

LOAN OFFICER:   RON SHERMAN

DATE:           DECEMBER 26, 2000

                DOCUMENTATION FEE        250.00

                TOTAL FEE DUE           $250.00
                                        =======

PLEASE INDICATE THE METHOD OF PAYMENT:

          ( )  A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

          ( )  DEBIT DDA # ______ FOR THE TOTAL AMOUNT.

          ( )  LOAN PROCEEDS

-------------------------------------
BORROWER                       (DATE)


-------------------------------------
SILICON VALLEY BANK            (DATE)
ACCOUNT OFFICER'S SIGNATURE